SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) February 16, 1999


                               Intelligroup, Inc.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     New Jersey                        0-20943                 11-2880025
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                       Identification No.)


499 Thornall Street, Edison, New Jersey                               08837
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(Address of Principal Executive Offices)                           (Zip Code)


                                 (732) 590-1600
                ------------------------------------------------
                         (Registrant's telephone number,
                              including area code)


      ---------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 16, 1999, Intelligroup, Inc. (the "Company"), consummated (i) the merger of Empower Solutions, L.L.C., a Michigan limited liability company, with and into the Company's wholly-owned subsidiary ES Merger Corp., a Michigan corporation ("ES Merger Corp."), and (ii) the merger of ES Merger Corp. with and into Empower, Inc. a Michigan corporation and an affiliate of Empower Solutions, L.L.C. (the mergers of Empower Solutions, L.L.C. and its affiliate Empower, Inc. shall be referred to herein collectively as the "Merger"). As a result of the Merger, Empower, Inc. ("Empower") became a wholly-owned subsidiary of the Company. Empower is an implementation partner of PeopleSoft and its principle activities are business process reengineering, systems design development, project management and training services. The parties intend for the Merger to be accounted for as a pooling of interests.

     The purchase price consisted of the issuance of approximately $33,200,000 in restricted Common Stock (the "Restricted Stock") of the Company (1,831,091 shares). Of the purchase price, $3,320,000 of restricted Common Stock of the Company (186,066 shares) is being held in escrow for a period of one year to satisfy any indemnification claims. In addition, the purchase price may be adjusted upward or downward within ninety days of the date of the Merger based on the audited calculation of Empower's closing net book value at the date of the Merger (the "Net Book Value Adjustment"). If positive, the Net Book Value Adjustment, if any, shall result in a dollar for dollar increase of the purchase price which shall be paid by the Company through the issuance of additional shares of restricted Common Stock of the Company. If negative, the Net Book Value Adjustment, if any, will result in the cancellation of shares of Restricted stock held in escrow.

     As soon as practicable after the Merger, but in no event later than the announcement of the Company's 1999 first quarter financial results, the Company shall use its best efforts to prepare and file a Registration Statement with the SEC (the "First Registration Statement") registering for resale the Restricted Stock issued in connection with the Merger, and use its best efforts to, as promptly as possible thereafter, have such Registration Statement declared effective for the purpose of facilitating the public resale of such Restricted Stock. If, at the time the Company is required to file the First Registration Statement, the calculation of the Net Book Value has not yet been completed, the Company shall use its best efforts to include in the First Registration Statement 56% of the Restricted Stock issued in connection with the Merger. Not later than the first anniversary after the date of Merger, the Company shall use its best efforts to prepare and file a Registration Statement with the SEC registering any remaining shares of the Restricted Stock.

     If at any time following the date of the Merger or prior to the first anniversary of the date of Merger the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4, S-8, or any other form not available for registering the Common Stock for sale to the public), with respect to an offering of Common Stock for its own account or the account of another holder thereof, then the Company shall in each case give written notice of such proposed filing to the holders of the Restricted Stock at


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least 30 days before the anticipated  filing date of the registration  statement with respect thereto (the "Piggyback Registration") and use its best efforts to include in such Piggyback Registration 33.33% of the Restricted Stock not then subject to an effective Registration Statement.











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



     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Information of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information (unaudited).

Not applicable.


(c) Exhibits.

Exhibit No.                            Description of Exhibit
-----------                            ----------------------

4.1 Registration Rights Agreement by and among Intelligroup, Inc. and Patrick J. Kavanaugh Kurt A. Collins, Marcelo J. Casas and Jay D. Hiller, dated February 16, 1999.

10.1  *        Agreement and Plan of Merger by and among Intelligroup,  Inc., ES
               Merger Corp., Empower Solutions, L.L.C., and Patrick J. Kavanaugh
               Kurt  A.  Collins,  Marcelo  J.  Casas  and Jay D.  Hiller  dated
               February 16, 1999.

10.2  *        Agreement and Plan of Merger by and among Intelligroup,  Inc., ES
               Merger Corp.,  Empower Inc. and Patrick J.  Kavanaugh and Kurt A.
               Collins dated February 16, 1999.

* The schedules and exhibits to this document are not being filed herewith because the Company believes that the information contained therein should not be considered material to an investment decision in the Company. The Company agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.









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

                                   SIGNATURES
                                   ----------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Intelligroup, Inc.


                                      By: /s/Stephen A. Carns
                                          --------------------------------------
                                          Stephen A. Carns, President and Chief
                                          Executive Officer (Principal Executive
                                          Officer)


Date:  February 24, 1999

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